Exhibit 10(i)

CONSENT OF INDEPENDENT ACCOUNTANTS

          We hereby consent to the use in this Pre-Effective Amendment No. 1 to the Registration Statement of C.M. Multi-Account A—Individual or Group Deferred Variable Annuity on Form N-4 (File No. 333-95845) of our report, which includes explanatory paragraphs relating to the use of statutory accounting practices, which practices differ from generally accepted accounting principles, dated February 25, 1999 relating to the statutory financial statements of C.M. Life Insurance Company, which appear in such Registration Statement. We also consent to the references to us under the caption “Experts” in the Statement of Additional Information in such Registration Statement.

PricewaterhouseCoopers LLP

Hartford, Connecticut
August 1, 2000